Exhibit 99.1

TESORO LOGISTICS LP
SUPPLEMENTAL CONDENSED COMBINED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	September 30, 2012 (a)	December 31, 2011
	(Dollars in thousands)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$55,274	$18,326
Receivables
Trade	297	3,369
Affiliate	13,676	12,117
Prepayments and other current assets	1,187	778
Total Current Assets	70,434	34,590
NET PROPERTY, PLANT AND EQUIPMENT	259,893	196,147
DEFERRED FINANCE COSTS	9,027	1,432
OTHER NONCURRENT ASSETS	440	1,640
Total Assets	$339,794	$233,809

LIABILITIES AND EQUITY (DEFICIT)
CURRENT LIABILITIES
Accounts payable
Trade	$14,426	$6,743
Affiliate	5,532	2,861
Deferred revenue - affiliate	2,034	1,775
Accrued liabilities	2,936	3,093
Total Current Liabilities	24,928	14,472
OTHER NONCURRENT LIABILITIES	46	2,665
DEBT	350,000	50,000
COMMITMENTS AND CONTINGENCIES (Note K)
EQUITY (DEFICIT)
Equity of Predecessors	43,301	57,702
Common unitholders; 15,930,416 units issued and outstanding (15,254,890 in 2011)	63,888	250,430
Subordinated unitholders; 15,254,890 units issued and outstanding (15,254,890 in 2011)	(140,707)	(143,048)
General partner; 636,307 units issued and outstanding (622,649 in 2011)	(1,662)	1,588
Total Equity (Deficit)	(35,180)	166,672
Total Liabilities and Equity (Deficit)	$339,794	$233,809
____________
(a) Includes the historical balances of the Anacortes rail unloading facility. See Notes A and B for further discussion.

See accompanying notes to supplemental condensed combined consolidated financial statements.

TESORO LOGISTICS LP
SUPPLEMENTAL CONDENSED STATEMENTS OF COMBINED CONSOLIDATED OPERATIONS
(Unaudited)

	Nine Months Ended September 30,
	2012 (a)	2011
	(Dollars in thousands, except per unit amounts)
REVENUES
Affiliate	$98,052	$50,583
Third-party	11,049	7,297
Total Revenues	109,101	57,880
COSTS AND EXPENSES
Operating and maintenance expenses	52,683	38,636
Imbalance settlement gains	(7,691)	(5,493)
Depreciation and amortization expenses	9,123	8,449
General and administrative expenses	11,558	5,998
Loss on asset disposals	257	26
Total Costs and Expenses	65,930	47,616
OPERATING INCOME	43,171	10,264
Interest and financing costs, net	(3,360)	(1,062)
NET INCOME	39,811	9,202
Less: Loss attributable to Predecessors	(408)	(13,820)
Net income attributable to partners	40,219	23,022
Less: General partner's interest in net income, including incentive distribution rights	1,436	460
Limited partners' interest in net income	$38,783	$22,562

Net income per limited partner unit:
Common - basic	$1.34	$0.74
Common - diluted	$1.33	$0.74
Subordinated - basic and diluted	$1.19	$0.74

Weighted average limited partner units outstanding:
Common units - basic	15,424,700	15,254,890
Common units - diluted	15,513,252	15,286,170
Subordinated units - basic and diluted	15,254,890	15,254,890

Cash distributions per unit	$1.2425	$0.5948
____________

(a)	Adjusted to include the historical results of the Anacortes rail unloading facility. See Notes A and B for further discussion.

See accompanying notes to supplemental condensed combined consolidated financial statements.

TESORO LOGISTICS LP
SUPPLEMENTAL CONDENSED STATEMENTS OF COMBINED CONSOLIDATED CASH FLOWS
(Unaudited)

	Nine Months Ended September 30,
	2012 (a)	2011
CASH FLOWS FROM (USED IN) OPERATING ACTIVITIES:	(Dollars in thousands)
Net income	$39,811	$9,202
Adjustments to reconcile net income to net cash from (used in) operating activities:
Depreciation and amortization expenses	9,123	8,449
Amortization of debt issuance costs	664	266
Unit-based compensation expense	863	301
Loss on asset disposals	257	26
Changes in current assets:
Receivables - trade	(162)	(1,333)
Receivables - affiliate	(3,924)	(8,766)
Prepayments and other current assets	(432)	(1,103)
Changes in current liabilities:
Accounts payable - trade	1,465	800
Accounts payable - affiliate	2,717	3,422
Deferred revenue - affiliate	259	1,763
Accrued liabilities	1,557	1,013
Changes in other noncurrent assets and liabilities	1,473	204
Net cash from operating activities	53,671	14,244
CASH FLOWS FROM (USED IN) INVESTING ACTIVITIES:
Capital expenditures	(68,958)	(7,518)
Capital expenditure reimbursements by affiliate	5,250	—
Proceeds from sale of assets	15	—
Net cash used in investing activities	(63,693)	(7,518)
CASH FLOWS FROM (USED IN) FINANCING ACTIVITIES:
Proceeds from debt offering	350,000	—
Proceeds from issuance of common units, net of underwriters' discount	—	294,328
Distributions to unitholders and general partner	(292,585)	(340,901)
Borrowings under revolving credit agreement	68,000	50,000
Repayments under revolving credit agreement	(118,000)	—
Offering costs	(167)	(6,196)
Financing costs	(7,894)	(1,852)
Sponsor contributions of equity to the Predecessors	44,623	14,017
Capital contributions by affiliate	2,993	1,634
Net cash from financing activities	46,970	11,030
INCREASE IN CASH AND CASH EQUIVALENTS	36,948	17,756
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	18,326	—
CASH AND CASH EQUIVALENTS, END OF PERIOD	$55,274	$17,756
SUPPLEMENTAL CASH FLOW DISCLOSURE:
Interest paid, net of capitalized interest	$1,726	$325
SUPPLEMENTAL DISCLOSURE OF NON-CASH ACTIVITIES:
Capital expenditures included in accounts payable at period end	$10,623	$2,050
Transfer of property, plant and equipment from Sponsor, net of accumulated depreciation	$19	$4,399
Working capital requirements retained by Sponsor	$1,743	$4,389
____________

(a)	Adjusted to include the historical results of the Anacortes rail unloading facility. See Notes A and B for further discussion.

See accompanying notes to supplemental condensed combined consolidated financial statements.

TESORO LOGISTICS LP
NOTES TO SUPPLEMENTAL CONDENSED COMBINED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

NOTE A - ORGANIZATION AND BASIS OF PRESENTATION

As used in this report, the terms "Tesoro Logistics LP," "TLLP," the "Partnership," "we," "us," or "our" refer to Tesoro Logistics LP, one or more of its consolidated subsidiaries or all of them taken as a whole. References in this report to "Tesoro" or our "Sponsor" refer collectively to Tesoro Corporation and any of its subsidiaries, other than Tesoro Logistics LP, its subsidiaries and its general partner.

Organization

TLLP is a Delaware limited partnership formed in December 2010 by Tesoro Corporation and its wholly owned subsidiary, Tesoro Logistics GP, LLC ("TLGP"), our general partner. On April 26, 2011, we completed our initial public offering (the " Initial Offering") of 14,950,000 common units representing limited partner interests.

The Partnership includes the assets, liabilities and results of operations of certain crude oil gathering assets and crude oil and refined products terminalling, transportation and storage assets, previously operated and owned by Tesoro.

Principles of Combination and Consolidation and Basis of Presentation

The supplemental financial statements presented herein contain the unaudited condensed combined financial results of Tesoro Logistics LP Predecessor (the "TLLP Predecessor"), our predecessor for accounting purposes, for periods presented through April 25, 2011. The TLLP Predecessor includes the financial results of the initial assets acquired from Tesoro during the initial public offering. The supplemental unaudited condensed consolidated financial results for the nine months ended September 30, 2012 and 2011 also include the results of operations for TLLP for the period beginning April 26, 2011, the date TLLP commenced operations.

Transfers of a business between entities under common control are accounted for as if the transfer occurred at the beginning of the period, and prior periods are retrospectively adjusted to furnish comparative information. As an entity under common control with Tesoro, we record the assets that we acquire from Tesoro on our balance sheet at Tesoro's historical basis instead of fair value. Effective April 1, 2012, we entered into a transaction (the "Martinez Marine Terminal Acquisition") with Tesoro and TLGP pursuant to which TLLP acquired from Tesoro the Martinez crude oil marine terminal assets (collectively, the "Martinez Crude Oil Marine Terminal"). Effective September 14, 2012, we entered into a transaction (the "Long Beach Assets Acquisition") with Tesoro and TLGP pursuant to which TLLP acquired from Tesoro the Long Beach marine terminal assets and related short-haul pipelines, including the Los Angeles ("LA") short-haul pipelines, (collectively, the "Long Beach Assets"). Effective November 15, 2012, we entered into a transaction (the "Anacortes Rail Facility Acquisition") with Tesoro and TLGP pursuant to which TLLP acquired from Tesoro the Anacortes rail unloading facility assets (collectively, the "Anacortes Rail Facility").

These transactions were transfers between entities under common control. Accordingly, the accompanying supplemental financial statements and related notes of the TLLP Predecessor and TLLP have been retrospectively adjusted to include the historical results of the Martinez Crude Oil Marine Terminal prior to the acquisition through April 1, 2012, the Long Beach Assets prior to the acquisition through September 14, 2012, the dates of the respective acquisitions as well as the Anacortes Rail Facility prior to the acquisition through September 30, 2012. We refer to the historical results of the TLLP Predecessor, the Martinez Crude Oil Marine Terminal, the Long Beach Assets and the Anacortes Rail Facility prior to the acquisition dates, collectively, as our "Predecessor(s)." See Note B for additional information regarding subsequent events, including further information regarding the acquisitions.

There was no financial statement impact related to the Anacortes Rail Facility prior to 2012 because construction of the assets occurred in 2012. Further, no revenue was recorded during the nine months ended September 30, 2012 as our Predecessors did not record revenue for intercompany terminalling services and the commercial agreement for the Anacortes Rail Facility was not effective until November 15, 2012, the date of the Anacortes Rail Facility Acquisition.

As the acquisition of the Anacortes Rail Facility did not occur until November 15, 2012, this acquisition will be reflected in our December 31, 2012, combined consolidated financial statements. The supplemental interim condensed combined consolidated financial statements and notes thereto, which retrospectively adjust our historical consolidated financial statements and notes to reflect the combined historical results for all periods presented, are being provided prior to our filing of Anacortes Rail Facility post-combination results.

TESORO LOGISTICS LP
NOTES TO SUPPLEMENTAL CONDENSED COMBINED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

The accompanying supplemental financial statements and related notes present the combined financial position, results of operations, cash flows and equity of our Predecessors at historical cost. The supplemental financial statements of our Predecessors have been prepared from the separate records maintained by Tesoro and may not necessarily be indicative of the conditions that would have existed or the results of operations if our Predecessors had been operated as an unaffiliated entity. Our Predecessors did not record revenue for intercompany trucking, terminalling, storage and short-haul pipeline transportation services. All intercompany accounts and transactions have been eliminated.

The supplemental interim condensed combined consolidated financial statements and notes thereto have been prepared by management without audit according to the rules and regulations of the Securities and Exchange Commission ("SEC") and reflect all adjustments that, in the opinion of management, are necessary for a fair presentation of results for the periods presented. Such adjustments are of a normal recurring nature, unless otherwise disclosed.

Certain information and notes normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America ("U.S. GAAP") have been condensed or omitted pursuant to the SEC's rules and regulations. However, management believes that the disclosures presented herein are adequate to present the information fairly. The accompanying unaudited supplemental interim condensed combined consolidated financial statements and notes should be read in conjunction with our annual report on Form 10-K for the year ended December 31, 2011 and our annual audited financial statements and interim unaudited financial statements included on Forms 8-K filed with the SEC on December 14, 2012, which retrospectively adjust our historical financial statements to include the activities of the Long Beach Assets.

We prepare our condensed combined consolidated financial statements in conformity with U.S. GAAP, which requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the periods presented. We review our estimates on an ongoing basis using currently available information. Changes in facts and circumstances may result in revised estimates, and actual results could differ from those estimates. The results of operations of the Partnership, or our Predecessors, for any interim period are not necessarily indicative of results for the full year. Certain prior year balances have been aggregated or disaggregated in order to conform to the current year presentation.

We have evaluated subsequent events through the filing of this Form 8-K. See Note L for information regarding the equity offering that closed on October 5, 2012 and Note B for information regarding the Anacortes Rail Facility Acquisition on November 15, 2012. See Note P for additional information related to subsequent events.

We record our financial instruments including cash and cash equivalents, receivables, accounts payable and certain accrued liabilities at their carrying value. We believe the carrying value of these financial instruments approximates fair value. Our fair value assessment incorporates a variety of considerations, including:

•	the short term duration of the instruments (less than 10% of our trade payables and none of our trade receivables have been outstanding for greater than 90 days); and

•	the expected future insignificance of bad debt expense, which includes an evaluation of counterparty credit risk.

The fair value of our senior notes is based on prices from recent trade activity and is categorized in level 2 of the fair value hierarchy. The carrying value and fair value of this debt was approximately $350.0 million and $358.8 million, respectively at September 30, 2012.

NOTE B - ACQUISITIONS

Martinez Marine Terminal Acquisition

Effective April 1, 2012, we entered into the Martinez Marine Terminal Acquisition with Tesoro and TLGP. The Martinez Marine Terminal Acquisition was made in exchange for consideration of $75.0 million, comprised of $67.5 million in cash financed with borrowings under our amended revolving credit facility (the "Revolving Credit Facility") and the issuance of equity with a fair value of $7.5 million. The equity is comprised of 206,362 common units, representing an approximate 1% limited partner interest in the Partnership, and 4,212 general partner units. The Martinez crude oil marine terminal assets included in the Martinez Marine Terminal Acquisition include a single-berth dock, which has an estimated throughput capacity of approximately 145,000 barrels per day ("bpd"), five associated crude oil storage tanks with a combined capacity of 425,000 barrels, five short-haul pipelines and two firewater tanks with 48,000 barrels of shell capacity.

TESORO LOGISTICS LP
NOTES TO SUPPLEMENTAL CONDENSED COMBINED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

The single-berth dock and related leasehold improvements are situated on an offshore parcel of land that is currently being leased by Tesoro Refining and Marketing Company ("TRMC") from the California State Lands Commission under a term lease (the "Martinez Terminal Lease"). The Martinez Terminal Lease, related leasehold improvements and the short-haul pipelines will be legally transferred to TLLP when the Martinez Terminal Lease is renewed and extended, and the transfer is approved by the California State Lands Commission. We consider our acquisition date to be April 1, 2012, which is the date we commenced operating the Martinez Crude Oil Marine Terminal under the agreements between the Partnership and Tesoro.

Martinez Terminal Use and Throughput Agreement. The Partnership entered into a 10-year use and throughput agreement with Tesoro in connection with the Martinez Marine Terminal Acquisition, effective April 1, 2012, which obligates Tesoro to transport an average of at least 65,000 bpd of crude oil per month at a throughput and tankage fee of $0.55 per barrel. An excess volume throughput fee of $0.10 per barrel is charged for monthly average volumes in excess of 70,000 bpd. In addition, Tesoro pays a $30,000 per month fee for unlimited use of the refined products pipeline from Tesoro's Martinez refinery to a third-party terminal. The fees under the agreement are indexed for inflation, and the agreement gives Tesoro the option to renew for two five-year terms.

Long Beach Assets Acquisition

Effective September 14, 2012, we purchased the Long Beach Assets from Tesoro in exchange for total consideration of $210.0 million, comprised of $189.0 million in cash and the remaining $21.0 million in partnership units. The equity is comprised of 462,825 common units, representing an approximate 1% limited partner interest in the Partnership, and 9,446 general partner units.

The Long Beach marine terminal includes a wharf with a two-vessel berth dock that receives and loads crude oil, intermediate feedstocks and refined products, six storage tanks with a combined capacity of 235,000 barrels and three related short-haul pipelines that connect our Long Beach marine terminal to Tesoro's Wilmington refinery (the "Wilmington Refinery"). The LA short-haul pipelines consist of two short-haul pipelines that transport refined products from the Wilmington Refinery to other third-party facilities and one short-haul pipeline that is currently leased to a third party. The total throughput capacity for the Long Beach marine terminal is estimated to be approximately 200,000 bpd, and the aggregate short-haul pipeline throughput capacity is estimated to be approximately 70,000 bpd. TRMC currently leases the Long Beach marine terminal from the City of Long Beach.

Long Beach Terminal Operating Agreement. The Partnership entered into an operating agreement (the "Operating Agreement") with Tesoro, effective September 14, 2012, which governs the Partnership's operation of the Long Beach marine terminal on behalf of Tesoro beginning on September 14, 2012 until the later of the date of the: (i) assignment or sublease of the Long Beach terminal lease; or (ii) Partnership's issuance of the Certificate of Financial Responsibility to the California Department of Fish and Game. Under the Operating Agreement, Tesoro will be subject to the same throughput commitments and fees as outlined below in the Long Beach Berth Access, Use and Throughput Agreement.

Long Beach Berth Access, Use and Throughput Agreement. The Partnership entered into a 10-year berth access, use and throughput agreement with Tesoro in connection with the Long Beach Assets Acquisition, to be effective on the date of the assignment or sublease of the Long Beach terminal lease (the "Commencement Date"). The agreement obligates Tesoro to transport an average of at least 50,000 bpd of crude oil per month across the berth at a throughput fee of $0.40 per barrel. Tesoro is also obligated to throughput (i) an average volume of 30,000 bpd of crude oil and refined products between the Long Beach marine terminal and the Wilmington Refinery, each at a fee of $0.10 per barrel, from the Commencement Date through December 31, 2014 and (ii) an average volume of 50,000 bpd of crude oil and refined products per month between the Long Beach marine terminal and the Wilmington Refinery from January 1, 2015 through the termination of the agreement, each at a fee of $0.10 per barrel. Tesoro is subject to (i) a $0.15 per barrel use fee for marine vapor recovery throughput at the Long Beach marine terminal and (ii) a $0.70 per barrel storage and transportation fee based on shell capacity of 235,000 barrels for the use of the six storage tanks.

Transportation Services Agreement (LA short-haul pipelines). The Partnership entered into a 10-year transportation services agreement with Tesoro in connection with the Long Beach Assets Acquisition, under which Tesoro is obligated to throughput an average of at least 15,000 bpd per month of refined petroleum product at a throughput fee of $0.15 per barrel.

The fees under the berth access, use and throughput agreement and the transportation services agreement are indexed for inflation, and the agreements give Tesoro the option to renew for two five-year terms, or Tesoro may modify the term of the agreements to a twenty-year term by providing notice in accordance with each agreement.

TESORO LOGISTICS LP
NOTES TO SUPPLEMENTAL CONDENSED COMBINED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

Anacortes Rail Facility Acquisition

Effective November 15, 2012, we purchased the Anacortes Rail Facility from Tesoro in exchange for total consideration of $180.0 million, comprised of $162.0 million in cash and the issuance of equity with a combined fair value of $18.0 million. The equity is comprised of 93,289 general partner units and 309,838 common units, representing slightly less than a 1% limited partner interest.

The Anacortes Rail Facility includes a four-track unloading platform, two receiving and departing tracks capable of handling a 100-car unit train and two additional short track spurs, as well as other related assets and properties associated with the facility. The facility, which was placed in service in September 2012, has a permitted capacity to deliver up to an average of 50,000 bpd per year of Bakken crude oil to Tesoro's Washington refinery.

We entered into an agreement with Tesoro to lease the real property under the Anacortes Rail Facility for a term of ninety-nine years in connection with the Anacortes Rail Facility Acquisition. In addition, we entered into a right of first refusal, option agreement and agreement of purchase and sale in connection with the Anacortes Rail Facility Acquisition, giving Tesoro the right to repurchase the Anacortes Rail Facility under certain conditions.

Anacortes Track Use and Throughput Agreement. The Partnership entered into a 10-year track use and throughput agreement with Tesoro in connection with the Anacortes Rail Facility Acquisition, effective November 15, 2012, under which Tesoro is obligated to transport an average of at least 40,000 bpd per month of crude oil at a throughput fee of $1.53 per barrel. An excess volume throughput fee of $0.75 per barrel will be charged for monthly average volumes in excess of 40,000 bpd. The fees under the agreement are indexed for inflation and the agreement gives Tesoro the option to renew for two five-year terms.

If, in any calendar month, Tesoro fails to meet its minimum volume commitments under these agreements in connection with the Martinez Marine Terminal Acquisition, the Long Beach Assets Acquisition or the Anacortes Rail Facility Acquisition, it will be required to pay us a shortfall payment. These shortfall payments may be applied as a credit against any amounts due above their minimum volume commitments for up to three months after the shortfall occurs.

Tesoro retained any current assets, current liabilities and environmental liabilities related to the Martinez Crude Oil Marine Terminal, Long Beach Assets and the Anacortes Rail Facility as of the dates of each acquisition. The only historical balance sheet item that transferred to the Partnership in the acquisitions was property, plant and equipment, which was recorded by TLLP at historical cost of $38.1 million as of April 1, 2012 for the Martinez Crude Oil Marine Terminal, $22.3 million as of September 14, 2012 for the Long Beach Assets and $50.7 million as of November 15, 2012 for the Anacortes Rail Facility.

See Note C for information regarding amendments to other agreements with related parties in connection with the Martinez Marine Terminal Acquisition, the Long Beach Assets Acquisition and the Anacortes Rail Facility Acquisition.

Financial Results

Our historical financial statements have been retrospectively adjusted to reflect the results of operations, financial position, cash flows and equity attributable to the Martinez Crude Oil Marine Terminal and the Long Beach Assets as if we owned the assets for all periods presented and the Anacortes Rail Facility as if we owned the assets for the nine months ending September 30, 2012. The results of the Martinez Crude Oil Marine Terminal, the Long Beach Assets and the Anacortes Rail Facility are included in the Terminalling, Transportation and Storage segment.

TESORO LOGISTICS LP
NOTES TO SUPPLEMENTAL CONDENSED COMBINED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

The following amounts associated with the Martinez Crude Oil Marine Terminal and the Long Beach Assets, subsequent to each respective acquisition date, are included in the condensed combined consolidated statements of operations of TLLP (in thousands):

Nine Months Ended September 30, 2012
Martinez Crude Oil Marine Terminal:
Total operating revenues	$6,944
Net income attributable to the Partnership	3,105
Costs associated with the acquisition (a)	973
Long Beach Assets:
Total operating revenues	1,374
Net income attributable to the Partnership	1,059
Costs associated with the acquisition (a)	636
____________

(a)	Costs associated with the acquisitions are included in the general and administrative expenses of TLLP.

The results of the Martinez Crude Oil Marine Terminal operations, the Long Beach Assets operations and the Anacortes Rail Facility operations, prior to April 1, 2012, September 14, 2012 and September 30, 2012, respectively, have been included in their respective Predecessor results in the table below. The results of the Martinez Crude Oil Marine Terminal, subsequent to April 1, 2012, and the results of the Long Beach Assets, subsequent to September 14, 2012, have been included in TLLP's results.

TESORO LOGISTICS LP
NOTES TO SUPPLEMENTAL CONDENSED COMBINED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

The following tables present our financial position, results of operations, the effect of including the results of the Martinez Crude Oil Marine Terminal, the Long Beach Assets and the Anacortes Rail Facility and the adjusted total amounts included in our supplemental condensed combined consolidated financial statements.

Condensed Combined Consolidated Balance Sheet as of September 30, 2012

	Tesoro Logistics LP	Anacortes Rail Facility (Predecessor)	September 30, 2012
	(Dollars in thousands)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$55,274	$—	$55,274
Receivables
Trade	297	—	297
Affiliate	13,676	—	13,676
Prepayments and other current assets	1,187	—	1,187
Total Current Assets	70,434	—	70,434
NET PROPERTY, PLANT AND EQUIPMENT	211,389	48,504	259,893
DEFERRED FINANCE COSTS	9,027	—	9,027
OTHER NONCURRENT ASSETS	440	—	440
Total Assets	$291,290	$48,504	$339,794

LIABILITIES AND EQUITY (DEFICIT)
CURRENT LIABILITIES
Accounts payable
Trade	$9,278	$5,148	$14,426
Affiliate	5,532	—	5,532
Deferred revenue - affiliate	2,034	—	2,034
Accrued liabilities	2,881	55	2,936
Total Current Liabilities	19,725	5,203	24,928
OTHER NONCURRENT LIABILITIES	46	—	46
DEBT	350,000	—	350,000
COMMITMENTS AND CONTINGENCIES (Note K)
EQUITY (DEFICIT)
Equity of Predecessors	—	43,301	43,301
Common unitholders	63,888	—	63,888
Subordinated unitholders	(140,707)	—	(140,707)
General partner	(1,662)	—	(1,662)
Total Equity (Deficit)	(78,481)	43,301	(35,180)
Total Liabilities and Equity (Deficit)	$291,290	$48,504	$339,794

TESORO LOGISTICS LP
NOTES TO SUPPLEMENTAL CONDENSED COMBINED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

Condensed Combined Consolidated Balance Sheet as of December 31, 2011

	Tesoro Logistics LP	Martinez Crude Oil Marine Terminal (Predecessor)	Long Beach Assets (Predecessor)	December 31, 2011
	(Dollars in thousands)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$18,326	$—	$—	$18,326
Receivables
Trade	542	—	2,827	3,369
Affiliate	11,312	—	805	12,117
Prepayments and other current assets	637	—	141	778
Total Current Assets	30,817	—	3,773	34,590
NET PROPERTY, PLANT AND EQUIPMENT	136,264	37,825	22,058	196,147
DEFERRED FINANCE COSTS	1,432	—	—	1,432
OTHER NONCURRENT ASSETS	1,640	—	—	1,640
Total Assets	$170,153	$37,825	$25,831	$233,809

LIABILITIES AND EQUITY
CURRENT LIABILITIES
Accounts payable
Trade	$5,727	$753	$263	$6,743
Affiliate	2,759	56	46	2,861
Deferred revenue - affiliate	1,775	—	—	1,775
Accrued liabilities	878	1,366	849	3,093
Total Current Liabilities	11,139	2,175	1,158	14,472
OTHER NONCURRENT LIABILITIES	44	2,621	—	2,665
DEBT	50,000	—	—	50,000
EQUITY
Equity of Predecessors	—	33,029	24,673	57,702
Common unitholders	250,430	—	—	250,430
Subordinated unitholders	(143,048)	—	—	(143,048)
General partner	1,588	—	—	1,588
Total Equity	108,970	33,029	24,673	166,672
Total Liabilities and Equity	$170,153	$37,825	$25,831	$233,809

TESORO LOGISTICS LP
NOTES TO SUPPLEMENTAL CONDENSED COMBINED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

Condensed Statement of Combined Consolidated Operations for the Nine Months Ended September 30, 2012

	Tesoro Logistics LP	Martinez Crude Oil Marine Terminal (Predecessor)	Long Beach Assets (Predecessor)	Anacortes Rail Facility (Predecessor)	Nine Months Ended September 30, 2012
REVENUES	(Dollars in thousands)
Affiliate	$98,052	$—	$—	$—	$98,052
Third-party	3,058	—	7,991	—	11,049
Total Revenues	101,110	—	7,991	—	109,101
COSTS AND EXPENSES
Operating and maintenance expenses	46,657	1,558	3,976	492	52,683
Imbalance settlement gains	(7,691)	—	—	—	(7,691)
Depreciation and amortization expenses	7,435	526	931	231	9,123
General and administrative expenses	11,117	97	328	16	11,558
Loss on asset disposals	13	236	8	—	257
Total Costs and Expenses	57,531	2,417	5,243	739	65,930
OPERATING INCOME (LOSS)	43,579	(2,417)	2,748	(739)	43,171
Interest and financing costs, net	(3,360)	—	—	—	(3,360)
NET INCOME (LOSS)	40,219	(2,417)	2,748	(739)	39,811
Less: Income (loss) attributable to Predecessors	—	(2,417)	2,748	(739)	(408)
Net income attributable to partners	$40,219	$—	$—	$—	$40,219

Condensed Statement of Combined Consolidated Operations for the Nine Months Ended September 30, 2011

	Tesoro Logistics LP	Martinez Crude Oil Marine Terminal (Predecessor)	Long Beach Assets (Predecessor)	Nine Months Ended September 30, 2011
REVENUES	(Dollars in thousands)
Affiliate	$50,583	$—	$—	$50,583
Third-party	2,580	—	4,717	7,297
Total Revenues	53,163	—	4,717	57,880
COSTS AND EXPENSES
Operating and maintenance expenses	29,724	4,554	4,358	38,636
Imbalance settlement gains	(5,493)	—	—	(5,493)
Depreciation and amortization expenses	6,054	1,530	865	8,449
General and administrative expenses	5,415	292	291	5,998
Loss on asset disposals	1	25	—	26
Total Costs and Expenses	35,701	6,401	5,514	47,616
OPERATING INCOME (LOSS)	17,462	(6,401)	(797)	10,264
Interest and financing costs, net	(1,062)	—	—	(1,062)
NET INCOME (LOSS)	16,400	(6,401)	(797)	9,202
Less: Loss attributable to Predecessors	(6,622)	(6,401)	(797)	(13,820)
Net income attributable to partners	$23,022	$—	$—	$23,022

TESORO LOGISTICS LP
NOTES TO SUPPLEMENTAL CONDENSED COMBINED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

NOTE C - RELATED-PARTY TRANSACTIONS

Commercial Agreements. The Partnership has various long-term, fee-based commercial agreements with Tesoro under which we provide pipeline transportation, trucking, terminal distribution and storage services to Tesoro, and Tesoro commits to provide us with minimum monthly throughput volumes of crude oil and refined products.

If, in any calendar month, Tesoro fails to meet its minimum volume commitments under these agreements, it will be required to pay us a shortfall payment. These shortfall payments may be applied as a credit against any amounts due above their minimum volume commitments for up to three months after the shortfall occurs. Deferred revenue in the condensed combined consolidated balance sheet at September 30, 2012, includes $0.2 million related to shortfall billings to Tesoro.

We believe the terms and conditions under these commercial agreements, as well as our other agreements with Tesoro described below, are generally no less favorable to either party than those that could have been negotiated with unaffiliated parties with respect to similar services. These commercial agreements with Tesoro include:

•	a 10-year pipeline transportation services agreement under which Tesoro pays the Partnership fees for gathering and transporting crude oil on our High Plains system;

•
a 5-year amended crude oil trucking transportation services agreement under which Tesoro pays the Partnership fees for trucking related services and scheduling and dispatching services that we provide through our High Plains truck-based crude oil gathering operation;

•	a 10-year master terminalling services agreement under which Tesoro pays the Partnership fees for providing terminalling services at our eight refined products terminals;

•
a 10-year terminal use and throughput agreement, effective April 1, 2012, under which Tesoro pays the Partnership fees for providing terminalling services at the Martinez Crude Oil Marine Terminal (see Note B for additional information);

•
a 10-year berth access, use and throughput agreement, effective September 14, 2012, under which Tesoro pays the Partnership fees for providing terminalling services at the Long Beach marine terminal (see Note B for additional information);

•
a 10-year pipeline transportation services agreement under which Tesoro pays the Partnership fees for transporting crude oil and refined products on our five Salt Lake City ("SLC") short-haul pipelines;

•
a 10-year pipeline transportation services agreement, effective September 14, 2012, under which Tesoro pays the Partnership fees for transporting refined products on two LA short-haul pipelines from the Wilmington Refinery to a third-party terminal (see Note B for additional information); and

•
a 10-year SLC storage and transportation services agreement under which Tesoro pays the Partnership fees for storing crude oil and refined products at our SLC storage facility and transporting crude oil and refined products between the storage facility and Tesoro's Utah refinery through interconnecting pipelines on a dedicated basis.

In addition, subsequent to September 30, 2012, we entered into a 10-year track use and throughput agreement, effective November 15, 2012, under which Tesoro pays the Partnership fees for transporting and offloading crude oil through the Anacortes Rail Facility (see Note B for additional information).

Each of these agreements, other than the SLC storage and transportation services agreement, contain minimum volume commitments. The fees under each agreement are adjusted annually on July 1, and, except for the amended trucking transportation services agreement, the agreements give Tesoro the option to renew for two five-year terms. The amended trucking transportation services agreement will renew automatically for one five-year term unless terminated earlier by us or Tesoro. The berth access, use and throughput agreement associated with the Long Beach marine terminal and the pipeline transportation services agreement associated with the LA short-haul pipelines further allow Tesoro the option to modify the term of the agreements to a twenty-year term by providing notice in accordance with each agreement.

Second Amended and Restated Omnibus Agreement.  The Partnership entered into an omnibus agreement with Tesoro at the closing of the Initial Offering. The agreement has been amended for each acquisition from Tesoro including the November 15, 2012 amendment, which was entered into in connection with the Anacortes Rail Facility Acquisition (the "Second Amended Omnibus Agreement"). The annual fee payable to Tesoro under the Second Amended Omnibus Agreement remains $2.5 million for the provision of various general and administrative services, including executive management, legal, accounting, treasury, human resources, health, safety and environmental, information technology, insurance coverage, administration and other corporate services.

TESORO LOGISTICS LP
NOTES TO SUPPLEMENTAL CONDENSED COMBINED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

Under the Second Amended Omnibus Agreement, Tesoro indemnifies us for certain matters including environmental, title and tax matters associated with the ownership of our assets at or before the closing of the Initial Offering on April 26, 2011 and the subsequent acquisitions. The aggregate annual deductible for each type (unknown environmental liabilities, title or tax matters) of liability is $0.6 million before we are entitled to indemnification in any calendar year in consideration of the Martinez Crude Oil Marine Terminal, the Long Beach Assets and the Anacortes Rail Facility. The aggregate annual deductible in effect at December 31, 2011 was $0.25 million. See Note K for further discussion of the indemnification provisions.

Amended and Restated Operational Services Agreement.  The Partnership entered into an operational services agreement with Tesoro at the closing of the Initial Offering. The agreement has been amended for each acquisition from Tesoro including the November 15, 2012 amendment, which was entered into in connection with the Anacortes Rail Facility Acquisition (the "Amended Operational Services Agreement"). In addition, the annual fee for operational services was adjusted, effective July 1, 2012, for an inflation escalation of approximately 3%. Under the Amended Operational Services Agreement, the annual fee we pay Tesoro is $2.0 million for support services performed by certain of Tesoro's field-level employees in support of our pipelines, terminals and storage facilities. The fee in effect at December 31, 2011 was $0.3 million. This fee is in addition to the annual fee payable to Tesoro under the Second Amended Omnibus Agreement as outlined in the agreement and described above. Tesoro may also provide direct services or incur other direct costs on our behalf. The Partnership will reimburse Tesoro for these costs in accordance with this agreement.

TLLP Transactions. Revenues from affiliates consist of revenues from commercial agreements we entered into with Tesoro under which Tesoro pays us fees for gathering crude oil and distributing, transporting and storing crude oil and refined products. Receivables from affiliates as of September 30, 2012, include $0.7 million related to third-party revenues invoiced by Tesoro on behalf of TLLP, pursuant to the provisions of the Operating Agreement, for amounts owed to TLLP under crude oil and refined product throughput contracts at the Long Beach marine terminal.

Predecessors' Transactions. Related-party transactions of our Predecessors were settled through equity. The balance in receivables and accounts payable from affiliated companies represents the amount owed from or to Tesoro related to certain affiliate transactions. Revenues from affiliates in the combined statements of operations of our Predecessors consist of revenues from Tesoro with respect to transportation regulated by the Federal Energy Regulatory Commission ("FERC") and the North Dakota Public Service Commission ("NDPSC") on our High Plains system.

Summary of Transactions. A summary of revenue and expense transactions with Tesoro, including expenses directly charged and allocated to our Predecessors, are as follows (in thousands):

	Nine Months Ended September 30,
	2012	2011
Revenues	$98,052	$50,583
Operating and maintenance expenses (a)	12,212	27,724
General and administrative expenses	9,347	5,872
____________

(a)	Operating and maintenance expenses include imbalance settlement gains of $7.7 million and $5.5 million for the nine months ended September 30, 2012 and 2011, respectively.

In accordance with our partnership agreement, our common, subordinated and general partner interests are entitled to receive quarterly distributions of available cash. In February, April, August and November 2012, we paid quarterly cash distributions, of which $27.1 million was paid to affiliates, including $8.2 million related to the distribution declared on October 17, 2012 associated with the results of the quarter ended September 30, 2012.

NOTE D - NET INCOME PER UNIT

We use the two-class method when calculating the net income per unit applicable to limited partners, because we have more than one participating security. Our participating securities consist of common units, subordinated units, general partner units and incentive distribution rights ("IDRs"). We base our calculation of net income per unit on the weighted-average number of common units outstanding during the period.

TESORO LOGISTICS LP
NOTES TO SUPPLEMENTAL CONDENSED COMBINED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

Net income attributable to the Partnership is allocated between the limited (both common and subordinated) and general partners in accordance with our partnership agreement. Distributions for the third quarter of 2012 include distributions for units issued subsequent to September 30, 2012, including units issued in the equity offering on October 5, 2012, which resulted in an increase in the distributions on common units included in the nine months ended September 30, 2012 below. However, the October 5, 2012 equity offering did not impact weighted average units outstanding during the same periods, which resulted in the net income per common unit exceeding the net income per subordinated units for the nine months ended September 30, 2012. See Note L for additional information regarding the equity offering.

Diluted net income per unit includes the effects of potentially dilutive units on our common units, which consist of unvested service and performance phantom units. Basic and diluted net income per unit applicable to subordinated limited partners are the same as there are no potentially dilutive subordinated units outstanding. The calculation of net income per unit is as follows (in thousands, except unit and per unit amounts):

	Nine Months Ended September 30,
	2012	2011
Net income attributable to partners	$40,219	$23,022
Less: General partner's distributions (including IDRs) (a)	1,439	371
Less: Limited partners' distributions on common units	21,363	9,073
Less: Limited partner's distributions on subordinated units	18,954	9,073
Distributions less than (greater than) earnings	$(1,537)	$4,505

General partner's earnings:
Distributions (including IDRs) (a)	$1,439	$371
Allocation of distributions less than (greater than) earnings	(31)	89
Total general partner's earnings	$1,408	$460

Limited partners' earnings on common units:
Distributions	$21,363	$9,073
Allocation of distributions less than (greater than) earnings	(757)	2,208
Total limited partners' earnings on common units	$20,606	$11,281

Limited partner's earnings on subordinated units:
Distributions	$18,954	$9,073
Allocation of distributions less than (greater than) earnings	(749)	2,208
Total limited partner's earnings on subordinated units	$18,205	$11,281

Weighted average limited partner units outstanding:
Common units - basic	15,424,700	15,254,890
Common unit equivalents	88,552	31,280
Common units - diluted	15,513,252	15,286,170

Subordinated units - basic and diluted	15,254,890	15,254,890

Net income per limited partner unit:
Common - basic	$1.34	$0.74
Common - diluted	$1.33	$0.74
Subordinated - basic and diluted	$1.19	$0.74
____________

(a)
General partner's distributions (including IDRs) consist of an approximate 2% general partner interest and IDRs, which entitle the general partner to receive increasing percentages, up to 50%, of quarterly distributions in excess of $0.388125 per unit per quarter. See Note L for further discussion related to IDRs.

TESORO LOGISTICS LP
NOTES TO SUPPLEMENTAL CONDENSED COMBINED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

NOTE E - PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment, at cost, is as follows (in thousands):

	September 30, 2012	December 31, 2011
Crude Oil Gathering	$108,884	$97,249
Terminalling, Transportation and Storage	244,982	184,000
Gross Property, Plant and Equipment	353,866	281,249
Less: Accumulated depreciation	93,973	85,102
Net Property, Plant and Equipment	$259,893	$196,147

NOTE F - ACCRUED LIABILITIES

Accrued liabilities are as follows (in thousands):

	September 30, 2012	December 31, 2011
Taxes other than income taxes	$1,244	$942
Interest and financing costs	983	18
Utilities	244	143
Environmental liabilities	—	1,311
Other	465	679
Total Accrued Liabilities	$2,936	$3,093

For further discussion related to environmental liabilities, see Note K.

NOTE G - OTHER NONCURRENT LIABILITIES

Other noncurrent liabilities are as follows (in thousands):

	September 30, 2012	December 31, 2011
Asset retirement obligations	$46	$44
Environmental liabilities	—	2,621
Total Other Noncurrent Liabilities	$46	$2,665

For further discussion related to environmental liabilities, see Note K.

NOTE H - BENEFIT PLANS

Employees supporting our operations participate in the benefit plans and the employee thrift plan of Tesoro. The Predecessors were allocated expenses for costs associated with the benefit plans primarily based on the percentage of the Predecessors' allocated salaries compared to Tesoro's total salaries. Tesoro, subsequent to the Initial Offering, allocates expense for costs associated with the benefit plans based on the salaries of TLGP employees that provide services to TLLP as a percentage of total Tesoro salaries. These employee benefit plan expenses and the related payroll costs are included in operating expenses and general and administrative expenses and include amounts allocated to our Predecessors. Our portion of our Sponsor's employee benefit plan expenses were $2.1 million and $1.3 million for the nine months ended September 30, 2012 and 2011, respectively.

NOTE I - MAJOR CUSTOMER AND CONCENTRATIONS OF CREDIT RISK

Tesoro accounted for 90% and 87% of our total revenues for the nine months ended September 30, 2012 and 2011, respectively. These percentages are not comparable as no revenue was recorded for the Predecessors for transactions with Tesoro in the Terminalling, Transportation and Storage segment or for trucking services in the Crude Oil Gathering segment prior to the Initial Offering and the subsequent acquisitions.

TESORO LOGISTICS LP
NOTES TO SUPPLEMENTAL CONDENSED COMBINED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

NOTE J - DEBT

Revolving Credit Facility. Our Revolving Credit Facility was amended most recently on August 17, 2012 to revise certain coverage and leverage ratios. Effective March 30, 2012, pursuant to the terms of the original agreement, we amended the agreement to exercise our option to increase the total loan availability from $150.0 million to an aggregate of $300.0 million. The amendment also allows us to request that the availability be increased up to an aggregate of $450.0 million, subject to receiving increased commitments from the lenders.

The Revolving Credit Facility is non-recourse to Tesoro, except for TLGP, and is guaranteed by all of our subsidiaries and secured by substantially all of our assets. Borrowings are available under the Revolving Credit Facility up to the total available revolving capacity of the facility. As of September 30, 2012, we had no borrowings and $0.3 million in letters of credit outstanding under the Revolving Credit Facility, resulting in a total unused credit availability of $299.7 million, or 99%, of the borrowing capacity. The Revolving Credit Facility is scheduled to mature on April 25, 2014.

The Revolving Credit Facility, at September 30, 2012, was subject to the following expenses and fees:

Credit Facility	30 day Eurodollar (LIBOR) Rate	Eurodollar Margin	Base Rate	Base Rate Margin	Commitment Fee (unused portion)
TLLP Revolving Credit Facility (a)	0.21%	2.50%	3.25%	1.50%	0.50%
____________
(a) We have the option to elect if the borrowings will bear interest at either a base rate plus the base rate margin, or a Eurodollar rate, for the applicable period, plus the Eurodollar margin at the time of the borrowing. Letters of credit outstanding under the Revolving Credit Facility incur fees at the Eurodollar margin rate.

Senior Notes. Effective September 14, 2012, the Partnership completed a private offering of $350.0 million aggregate principal amount of 5.875% Senior Notes due 2020 (the "Senior Notes"). The proceeds of this offering were used to fund our acquisition of the Long Beach Assets and repay the outstanding balance on our Revolving Credit Facility, with the remaining amounts to be used for general partnership purposes.

The Senior Notes have no sinking fund requirements. We may redeem some or all of the Senior Notes prior to October 1, 2016 at a make-whole price plus accrued and unpaid interest. On or after October 1, 2016, the Senior Notes may be redeemed at premiums equal to 2.938% through October 1, 2017; 1.469% from October 1, 2017 through October 1, 2018; and at par thereafter, plus accrued and unpaid interest in all circumstances. We will have the right to redeem up to 35% of the aggregate principal amount at 105.875% of face value with proceeds from certain equity issuances through October 1, 2015.

The Senior Notes are subject to a registration rights agreement under which we have agreed to exchange the notes for registered publicly-traded notes having substantially identical terms as the Senior Notes. The Senior Notes also contain customary terms, events of default and covenants. The Senior Notes are unsecured and guaranteed by all of our domestic subsidiaries, except Tesoro Logistics Finance Corp., the co-issuer of the Senior Notes.

NOTE K - COMMITMENTS AND CONTINGENCIES

Indemnification

Under the Second Amended Omnibus Agreement, Tesoro indemnifies us for certain matters, including environmental, title and tax matters associated with the ownership of our assets at or before the closing of the Initial Offering on April 26, 2011 and the subsequent acquisitions. With respect to assets that we acquired from Tesoro, indemnification for unknown environmental and title liabilities is limited to pre-closing conditions identified prior to the earlier of the date that Tesoro no longer controls our general partner or five years after the date of purchase.

TESORO LOGISTICS LP
NOTES TO SUPPLEMENTAL CONDENSED COMBINED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

Under the Second Amended Omnibus Agreement, the aggregate annual deductible for each type (unknown environmental liabilities or title matters) of liability is $0.6 million before we are entitled to indemnification in any calendar year in consideration of the Martinez Marine Terminal Acquisition, the Long Beach Assets Acquisition and the Anacortes Rail Facility Acquisition. The aggregate annual deductible in effect at December 31, 2011 was $0.25 million. In addition, with respect to the assets that we acquired from Tesoro, we have agreed to indemnify Tesoro for events and conditions associated with the ownership or operation of such assets that occur after the closing of the Initial Offering and the subsequent acquisitions and for environmental liabilities related to our assets to the extent Tesoro is not required to indemnify us for such liabilities. See Note C for additional information regarding the Second Amended Omnibus Agreement.

Contingencies

In the ordinary course of business, we may become party to lawsuits, administrative proceedings and governmental investigations, including environmental, regulatory and other matters. The outcome of these matters cannot always be predicted accurately, but TLLP will accrue liabilities for certain of these matters based on our best estimates and applicable accounting guidelines and principles if the amount is probable and can be reasonably estimated. Contingencies arising from conditions existing before the Initial Offering and the subsequent acquisitions from Tesoro that have been identified after the closing of each transaction will be recorded in accordance with the indemnification terms set forth in the Second Amended Omnibus Agreement. Any contingencies arising from events after the Initial Offering and the subsequent acquisitions from Tesoro will be fully recognized by TLLP. We did not have any outstanding lawsuits, administrative proceedings or governmental investigations as of September 30, 2012.

Environmental Liabilities

Our Predecessors recorded environmental liabilities when environmental assessments and/or remedial efforts were probable and could be reasonably estimated. Environmental liabilities of $3.9 million were accrued as of December 31, 2011, for groundwater and soil remediation projects at the Martinez Crude Oil Marine Terminal and the Long Beach Assets. The liabilities associated with the Martinez Crude Oil Marine Terminal and Long Beach Assets were retained by Tesoro at the closing of the Martinez Marine Terminal Acquisition and the Long Beach Assets Acquisition, respectively. Further, the Predecessors capitalized environmental expenditures that extended the life or increased the capacity of assets as well as expenditures that prevented environmental contamination.

NOTE L - EQUITY

We had 14,956,339 common public units outstanding as of September 30, 2012. Together, Tesoro and our general partner owned 974,077 of our common units and 15,254,890 of our subordinated units and 636,307 of our general partner units (a 2% general partner interest) as of September 30, 2012, which combined constituted a 53% ownership interest in us.

The table below summarizes changes in the number of units outstanding from December 31, 2011 through September 30, 2012 (in units):

	Common	Subordinated	General Partner	Total
Balance at December 31, 2011	15,254,890	15,254,890	622,649	31,132,429
Units issued in the Martinez Marine Terminal Acquisition	206,362	—	4,212	210,574
Units issued in the Long Beach Assets Acquisition	462,825	—	9,446	472,271
Unit-based compensation awards (a)	6,339	—	—	6,339
Balance at September 30, 2012	15,930,416	15,254,890	636,307	31,821,613
_____________
(a) Unit-based compensation awards are presented net of 654 units withheld for taxes.

TESORO LOGISTICS LP
NOTES TO SUPPLEMENTAL CONDENSED COMBINED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

On October 5, 2012, we closed an offering of 4,255,000 common units, including 555,000 common units issued pursuant to the exercise of the underwriter's over-allotment option on October 2, 2012, representing limited partner interests, at a public offering price of $41.80 per unit. These common units were issued pursuant to our shelf registration statement, as supplemented by the prospectus supplement filed with the SEC on October 3, 2012. The Partnership intends to use the net proceeds of $170.7 million, including the proceeds from the exercise of the underwriter's over-allotment option, for general partnership purposes.

See Note B for information regarding the Anacortes Rail Facility Acquisition including the issuance of common and general partner units to Tesoro.

The summarized changes in the carrying amount of our equity (deficit) are as follows (in thousands):

	Equity of Predecessors	Common	Subordinated	General Partner	Total
Balance at December 31, 2011	$57,702	$250,430	$(143,048)	$1,588	$166,672
Sponsor contributions of equity to the Predecessors	44,623	—	—	—	44,623
Loss attributable to Predecessors	(408)	—	—	—	(408)
Net liabilities not assumed by Tesoro Logistics LP	1,743	—	—	—	1,743
Allocation of net assets acquired by the unitholders (b)	(60,378)	59,170	—	1,208	—
Cash distributions (b)	—	(269,088)	(17,543)	(5,954)	(292,585)
Partnership earnings	—	19,504	19,279	1,436	40,219
Other	19	3,872	605	60	4,556
Balance at September 30, 2012	$43,301	$63,888	$(140,707)	$(1,662)	$(35,180)
_____________

(b)
Cash distributions include $256.5 million in cash payments for the Martinez Marine Terminal Acquisition and the Long Beach Assets Acquisition. As an entity under common control with Tesoro, we record the assets that we acquire from Tesoro on our balance sheet at Tesoro's historical book value instead of fair value.   Additionally, any excess of cash paid over the historical book value of the assets acquired from Tesoro is recorded within equity.  As a result of the Martinez Marine Terminal Acquisition and the Long Beach Assets Acquisition, our equity balance decreased $196.1 million from December 31, 2011 to September 30, 2012.

Allocations of Net Income. Our partnership agreement contains provisions for the allocation of net income and loss to the unitholders and the general partner. For purposes of maintaining partner capital accounts, the partnership agreement specifies that items of income and loss shall be allocated among the partners in accordance with their respective percentage interest. Normal allocations according to percentage interests are made after giving effect, if any, to priority income allocations in an amount equal to incentive cash distributions allocated 100% to the general partner.

The following table presents the allocation of the general partner's interest in net income (in thousands, except percentage of ownership interest):

	Nine Months Ended September 30,
	2012	2011
Net income attributable to partners	$40,219	$23,022
Less: General partner's IDRs	644	—
Net income available to partners	$39,575	$23,022
General partner's ownership interest	2.0%	2.0%
General partner's allocated interest in net income	$792	$460
General partner's IDRs	644	—
Total general partner's interest in net income	$1,436	$460

TESORO LOGISTICS LP
NOTES TO SUPPLEMENTAL CONDENSED COMBINED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

Incentive Distribution Rights. The following table illustrates the percentage allocations of available cash from operating surplus between the unitholders and our general partner based on the specified target distribution levels. The amounts set forth under marginal percentage interest in distributions are the percentage interests of our general partner and the unitholders in any available cash from operating surplus we distribute up to and including the corresponding amount in the column total quarterly distribution per unit target amount. The percentage interests shown for our unitholders and our general partner for the minimum quarterly distribution are also applicable to quarterly distribution amounts that are less than the minimum quarterly distribution. For illustrative purposes, the percentage interests set forth below for our general partner assume that there are no arrearages on common units, our general partner has contributed any additional capital necessary to maintain a 2% general partner interest and that our general partner owns all of the IDRs. Subsequent to the October 5, 2012 equity issuance of common units, the general partner ownership interest in the Partnership was approximately 1.8%.

		Marginal percentage interest in distributions
	Total quarterly distribution per unit target amount	Unitholders	General Partner	Incentive Distribution Rights
Minimum Quarterly Distribution	$0.337500	98%	2%	—
First Target Distribution	Above $0.337500 up to $0.388125	98%	2%	—
Second Target Distribution	Above $0.388125 up to $0.421875	85%	2%	13%
Third Target Distribution	Above $0.421875 up to $0.506250	75%	2%	23%
Thereafter	Above $0.506250	50%	2%	48%

Cash distributions. Our partnership agreement, as amended, sets forth the calculation to be used to determine the amount and priority of cash distributions that the common and subordinated unitholders and general partner will receive.

The table below summarizes the quarterly distributions related to our quarterly financial results:

Quarter Ended	Total Quarterly Distribution Per Unit	Total Cash Distribution (in thousands)	Date of Distribution	Unitholders Record Date
December 31, 2011	$0.3625	$11,286	February 13, 2012	February 3, 2012
March 31, 2012	0.3775	11,832	May 14, 2012	May 4, 2012
June 30, 2012	0.4100	12,960	August 14, 2012	August 3, 2012
September 30, 2012 (c)	0.4550	16,966	November 14, 2012	November 2, 2012
_____________
(c) This distribution was declared on October 17, 2012 and was paid on the date of distribution. Total cash distribution includes the general partner's IDRs.

TESORO LOGISTICS LP
NOTES TO SUPPLEMENTAL CONDENSED COMBINED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

The allocation of total quarterly cash distributions to general and limited partners is as follows for the nine months ended September 30, 2012 and 2011 (in thousands). Our distributions are declared subsequent to quarter end; therefore, the table represents total cash distributions applicable to the period in which the distributions are earned.

	Nine Months Ended September 30,
	2012	2011
General partner's distributions:
General partner's distributions	$795	$371
General partner's IDRs	644	—
Total general partner's distributions	1,439	371

Limited partners' distributions:
Common	21,363	9,073
Subordinated	18,954	9,073
Total limited partners' distributions	40,317	18,146
Total Cash Distributions	$41,756	$18,517

NOTE M - EQUITY-BASED COMPENSATION

Unit-based compensation expense related to the Partnership that was included in our condensed statements of combined consolidated operations was as follows (in thousands):

	Nine Months Ended September 30,
	2012	2011
Service phantom units	$137	$93
Performance phantom units	726	208
Total Unit-Based Compensation Expense	$863	$301

Service Phantom Unit Awards. During the nine months ended September 30, 2012, our general partner issued service phantom unit awards with tandem distribution equivalent rights ("DER") to certain directors under the 2011 TLLP Long-Term Incentive Plan. The fair value of each phantom unit and tandem DER on the grant date is equal to the market price of our common unit on that date. The estimated fair value is amortized over the vesting period using the straight-line method. Non-employee director awards vest at the end of a one-year service period and employee awards granted in 2011 vest ratably over a three-year service period. Total unrecognized compensation cost related to our nonvested service phantom units totaled $0.2 million as of September 30, 2012, which is expected to be recognized over a weighted-average period of 1.1 years. The fair value of nonvested service phantom units outstanding as of September 30, 2012, totaled $0.7 million.

A summary of our service phantom unit award activity for the nine months ended September 30, 2012, is set forth below:

	Number of Service Phantom Units	Weighted-Average Grant Date Fair Value
Nonvested at January 1, 2012	14,073	$23.24
Granted	5,770	36.41
Vested	(6,993)	23.33
Forfeited	(3,557)	28.52
Nonvested at September 30, 2012	9,293	29.33

TESORO LOGISTICS LP
NOTES TO SUPPLEMENTAL CONDENSED COMBINED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

Performance Phantom Unit Awards. Our general partner granted performance phantom unit awards to certain officers in February 2012. These performance phantom unit awards represent the right to receive a TLLP common unit at the end of the approximate three-year performance period depending on the Partnership's achievement of pre-established performance measures. The value of the award ultimately paid will be based on our relative total unitholder return against the performance peer group over the performance period. The performance phantom unit awards can range from 0% to 200% of the targeted award value. The estimated weighted-average payout for these awards was 200% based on results through September 30, 2012. The fair value of each performance phantom unit award is estimated at the grant date using a Monte Carlo simulation model. The estimated fair value is amortized over the vesting period, generally three years, using the straight-line method. Total unrecognized compensation cost related to our nonvested performance phantom units totaled $1.6 million as of September 30, 2012, which is expected to be recognized over a weighted-average period of 1.9 years.

A summary of our performance phantom unit award activity for the nine months ended September 30, 2012, is set forth below:

	Number of Performance Phantom Units	Weighted-Average Grant Date Fair Value
Nonvested at January 1, 2012	36,800	$32.99
Granted	36,000	39.19
Nonvested at September 30, 2012	72,800	36.06

Sponsor's Stock-based Compensation. Certain Tesoro employees supporting the Predecessors' operations were historically granted long-term incentive compensation awards under Tesoro's stock-based compensation programs, which primarily consist of stock options, restricted common stock and stock appreciation rights. The Predecessors were allocated expenses for stock-based compensation costs. These costs are included in the Predecessors' general and administrative expenses. The Predecessors' allocated expense was $0.1 million and $0.7 million for the nine months ended September 30, 2012 and 2011, respectively. The Partnership has not been allocated these stock-based compensation costs as they are included with the services provided under the Second Amended Omnibus Agreement.

NOTE N - SEGMENT DISCLOSURES

Our revenues are derived from two operating segments: Crude Oil Gathering and Terminalling, Transportation and Storage. Our assets consist of a crude oil gathering system in the Bakken Shale/Williston Basin area of North Dakota and Montana, eight refined products terminals in the midwestern and western United States, a crude oil and refined products storage facility and five related short-haul pipelines in Utah and two marine terminals, including storage tanks and related short-haul pipelines in California. We also own a rail unloading facility in Washington. Our revenues are generated from existing third-party contracts and from commercial agreements we have entered into with Tesoro under which Tesoro pays us fees for gathering crude oil and distributing, transporting and storing crude oil and refined products. The commercial agreements with Tesoro are described in Note C. We do not have any foreign operations.

Effective April 1, 2012, we acquired the Martinez Crude Oil Marine Terminal, which provides services primarily to Tesoro's Martinez refinery. Effective September 14, 2012, we acquired the Long Beach Assets, which provide services primarily to the Wilmington Refinery. Effective November 15, 2012, we acquired the Anacortes Rail Facility, which provides services primarily to Tesoro's Washington refinery. See Note B for additional information regarding the Martinez Marine Terminal Acquisition, the Long Beach Assets Acquisition and the Anacortes Rail Facility Acquisition.

Our operating segments are strategic business units that offer different services and are managed separately, because each segment requires different industry knowledge, technology and marketing strategies. We evaluate the performance of each segment based on its respective operating income. Certain general and administrative expenses and interest and financing costs are excluded from segment operating income as they are not directly attributable to a specific operating segment. Identifiable assets are those used by the segment, whereas other assets are principally cash and other assets that are not associated with a specific operating segment.

TESORO LOGISTICS LP
NOTES TO SUPPLEMENTAL CONDENSED COMBINED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

Segment information is as follows (in thousands):

	Nine Months Ended September 30,
	2012	2011
REVENUES
Crude Oil Gathering:
Affiliate (a)	$50,662	$29,810
Third-party	360	237
Total Crude Oil Gathering	51,022	30,047
Terminalling, Transportation and Storage:
Affiliate (a)	47,390	20,773
Third-party	10,689	7,060
Total Terminalling, Transportation and Storage	58,079	27,833
Total Segment Revenues	$109,101	$57,880

OPERATING AND MAINTENANCE EXPENSES
Crude Oil Gathering	$31,571	$19,295
Terminalling, Transportation and Storage	21,112	19,341
Total Segment Operating and Maintenance Expenses	$52,683	$38,636

IMBALANCE SETTLEMENT GAINS
Crude Oil Gathering	$(3,860)	$(3,421)
Terminalling, Transportation and Storage	(3,831)	(2,072)
Total Segment Imbalance Settlement Gains	$(7,691)	$(5,493)

DEPRECIATION AND AMORTIZATION EXPENSES
Crude Oil Gathering	$2,482	$2,355
Terminalling, Transportation and Storage	6,641	6,094
Total Segment Depreciation and Amortization Expenses	$9,123	$8,449

GENERAL AND ADMINISTRATIVE EXPENSES
Crude Oil Gathering	$2,364	$821
Terminalling, Transportation and Storage	2,484	1,558
Total Segment General and Administrative Expenses	$4,848	$2,379

(GAIN) LOSS ON ASSET DISPOSALS
Crude Oil Gathering	$—	$(10)
Terminalling, Transportation and Storage	257	36
Total Segment Loss on Asset Disposals	$257	$26

OPERATING INCOME
Crude Oil Gathering	$18,465	$11,007
Terminalling, Transportation and Storage	31,416	2,876
Total Segment Operating Income	49,881	13,883
Unallocated general and administrative expenses	(6,710)	(3,619)
Interest and financing costs, net	(3,360)	(1,062)
NET INCOME	$39,811	$9,202
____________

(a)
Historically, no affiliate revenue was recognized by our Predecessors in the Terminalling, Transportation and Storage segment, and no affiliate revenue was recognized by the Predecessors for trucking services in the Crude Oil Gathering segment. Our FERC and NDPSC regulated pipelines were our source of affiliate revenues in the Crude Oil Gathering segment.

TESORO LOGISTICS LP
NOTES TO SUPPLEMENTAL CONDENSED COMBINED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

Capital expenditures by operating segment were as follows (in thousands):

	Nine Months Ended September 30,
	2012	2011
Capital Expenditures
Crude Oil Gathering	$13,168	$406
Terminalling, Transportation and Storage	62,130	8,544
Total Capital Expenditures	$75,298	$8,950

Total identifiable assets by operating segment were as follows (in thousands):

Identifiable Assets	September 30, 2012	December 31, 2011
Crude Oil Gathering	$79,237	$72,795
Terminalling, Transportation and Storage	194,345	140,323
Other	66,212	20,691
Total Identifiable Assets	$339,794	$233,809

NOTE O. SELECTED QUARTERLY FINANCIAL DATA

Summarized quarterly financial data are as follows (in thousands):

	Tesoro Logistics LP (As Previously Reported)	Anacortes Rail Facility (Predecessor)	Total Capital Expenditures
Capital Expenditures
First Quarter
Crude Oil Gathering	$2,621	$—	$2,621
Terminalling, Transportation and Storage	2,231	8,130	10,361
Total Capital Expenditures	$4,852	$8,130	$12,982

Second Quarter
Crude Oil Gathering	$6,328	$—	$6,328
Terminalling, Transportation and Storage	2,881	27,370	30,251
Total Capital Expenditures	$9,209	$27,370	$36,579

Third Quarter
Crude Oil Gathering	$4,219	$—	$4,219
Terminalling, Transportation and Storage	8,283	13,235	21,518
Total Capital Expenditures	$12,502	$13,235	$25,737

Nine Months Ended September 30, 2012
Crude Oil Gathering	$13,168	$—	$13,168
Terminalling, Transportation and Storage	13,395	48,735	62,130
Total Capital Expenditures	$26,563	$48,735	$75,298

TESORO LOGISTICS LP
NOTES TO SUPPLEMENTAL CONDENSED COMBINED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

NOTE P. SUBSEQUENT EVENTS

In addition, on December 6, 2012, we executed definitive agreements to purchase Chevron Pipe Line Company's and Northwest Terminalling Company's (collectively, "Chevron") Northwest Products System (the "Northwest Products System") for a total purchase price of $400.0 million. The transaction is subject to regulatory approval and is expected to close during the first quarter of 2013. Upon execution of the purchase agreements, the Partnership paid an aggregate deposit of $40.0 million, which may be retained by Chevron upon certain termination events under the purchase agreements prior to closing.

The Northwest Products System consists of the Northwest Product Pipeline, a 760-mile FERC regulated common carrier products pipeline which extends from Salt Lake City, Utah to Spokane, Washington, and a separate five-mile jet fuel pipeline to the Salt Lake City International Airport and the Northwest Terminalling Company consisting of the Boise and Pocatello, Idaho and Pasco, Washington refined products terminals, which are not subject to FERC regulation. The pipeline receives product from five refineries and one pipeline in the Salt Lake City area and is the primary transportation option from Salt Lake City to Pocatello, Boise, Pasco and Spokane. Delivery volumes on the system averaged approximately 84,000 bpd in 2011. The terminals have a total storage capacity of 1.3 million barrels and delivered approximately 51,000 bpd in 2011. The operations of the Northwest Products System will be reported in our Terminalling, Transportation and Storage segment upon closing.